                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             The Score Board, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                             THE SCORE BOARD, INC.
                            1951 OLD CUTHBERT ROAD
                         CHERRY HILL, NEW JERSEY 08034

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               ----------------

                               DECEMBER 10, 1997

                               ----------------

TO OUR SHAREHOLDERS:

  The Annual Meeting of Shareholders of THE SCORE BOARD, INC. will be held on Wednesday, December 10, 1997, at 1:30 p.m. at The Mansion at Main Street, Plaza 3000, Kresson and Evesham Roads, Voorhees, New Jersey 08043 for the following purposes:

    1. To elect six members of the Board of Directors for a one-year term;
  and

    2. To transact such other further business as may properly come before the meeting or any postponement or adjournment thereof.

  The Board of Directors has fixed October 20, 1997, as the record date for determining shareholders entitled to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.

  You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting in person, you are urged to sign and date the enclosed proxy and return it promptly in the envelope provided for that purpose.

                                          By Order of the Board of Directors,

                                          Patrick J. Wujcik,
                                          Secretary

November 10, 1997

                             THE SCORE BOARD, INC.
                            1951 OLD CUTHBERT ROAD
                         CHERRY HILL, NEW JERSEY 08034

                               ----------------

                                PROXY STATEMENT

                               ----------------

  The enclosed proxy is solicited by and on behalf of The Score Board, Inc., a New Jersey corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on Wednesday, December 10, 1997, at 1:30 P.M. at The Mansion at Main Street, Plaza 3000, Kresson and Evesham Roads, Voorhees, New Jersey 08043 and at any postponement or adjournment thereof (the "Annual Meeting"). The approximate date on which this Proxy Statement and the accompanying form of proxy will first be sent or given to shareholders is November 10, 1997.

  Sending a signed proxy will not affect the shareholder's right to attend the Annual Meeting and vote in person since the proxy is revocable. The grant of a later proxy revokes this proxy. The presence at the meeting of a shareholder who has given a proxy does not revoke the proxy unless the shareholder votes the shares subject to the proxy by written ballot or files written notice of revocation with the secretary of the meeting prior to the voting of proxy.

  The expense of the proxy solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone or telecopier by directors, officers or employees of the Company without additional compensation. The Company will, on request, reimburse shareholders of record who are brokers, dealers, banks or voting trustees, or their nominees, for their reasonable expenses in sending proxy materials and annual reports to the beneficial owners of the shares they hold of record.

  A form of proxy is enclosed. If properly executed and received in time for voting, and not revoked, the enclosed proxy will be voted as indicated in accordance with the instructions thereon. If no directions to the contrary are indicated, the persons named in the enclosed proxy will vote all shares in favor of the proposals specified in the attached notice.

  The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the meeting: (i) matters which the Company does not know about a reasonable time before the proxy solicitation and are properly presented at the meeting; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not amount to ratification of the action taken at the meeting; (iii) the election of any person to any office for which a bona fide nominee is unable to serve or for good cause will not serve; and (iv) matters incident to the conduct of the meeting. In connection with such matters, the persons named in the enclosed form of proxy will vote in accordance with their best judgment.

OUTSTANDING SHARES AND VOTING RIGHTS

  The Company had 14,689,142 shares of Common Stock, par value $.01 per share ("Common Stock"), outstanding at the close of business on October 20, 1997, the record date fixed for determining shareholders entitled to notice of, and to vote at, the Annual Meeting. The presence, in person or by proxy, of shareholders entitled to cast a majority of the votes which all shareholders are entitled to cast on a particular matter constitutes a quorum for the purpose of considering such matter. Each share of Common Stock outstanding is entitled to one vote on each matter brought before the Annual Meeting. The election of directors will be determined by a plurality vote, and the nominees receiving the most "for" votes will be elected. Approval of any other proposal will require the affirmative vote of a majority of the votes cast with respect to such proposal. An abstention, withholding of authority to vote for, or broker non-vote will not have the same legal effect as an "against" vote and will not be counted in determining whether the proposal has received the required shareholder vote. Shareholders do not have appraisal or dissenter rights with respect to any of the proposals specified in the attached notice.

                             ELECTION OF DIRECTORS

NOMINEES FOR ELECTION OF DIRECTORS

  Six (6) directors are expected to be elected at the Annual Meeting to serve on the Company's Board of Directors until the next Annual Meeting of Shareholders and until each of their respective successors has been duly elected and qualified as provided in the Company's By-Laws. Except for Mr. White, all nominees are currently serving on the Board of Directors under terms which will expire at the Annual Meeting. If any of the nominees becomes unable to serve, or for good cause will not serve, the persons named in the enclosed form of proxy will vote in accordance with their best judgment for the election of such substitute nominee or nominees as shall be designated by the Board of Directors. The Company's Board of Directors expects all nominees to be willing and able to serve.

  The name of each nominee for director, together with certain biographical information for each nominee, is set forth below. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

                                                                       YEAR OF
                                                                      EXPIRATION
                                                                      OF TERM AS
          NAME OF NOMINEE           AGE           POSITION             DIRECTOR
          ---------------           ---           --------            ----------
Kenneth Goldin.....................  32 Chairman of the Board and        1997
                                        Chief Executive Officer
John F. White......................  51 President and Chief               --
                                        Operating Officer;
                                        Director - Nominee
Ira M. Lubert......................  47 Director                         1997
Allan R. Lyons.....................  56 Director                         1997
Gerald B. Shreiber.................  55 Director                         1997
Richard C. Yancey..................  71 Director                         1997

  Kenneth Goldin has been employed by the Company in various capacities since 1987 and has been a director since July 1989. Mr. Goldin has served as Chairman of the Board and Chief Executive Officer since May 1994. He served as President from May 1994 to January 1997 and as Executive Vice President from July 1989 to May 1994.

  John F. White has served as the Company's President and Chief Operating Officer since February 1997. From 1994 to January 1997, Mr. White served as Chairman, President and Chief Executive Officer of The Outsourcing Partnership, L.L.C., a firm specializing in the outsourcing of internal auditing, due diligence, information technology and human resources. Prior to 1994, Mr. White was a partner at Coopers & Lybrand LLP, where he was responsible for the firm's financial services division and served clients in the wholesale, retail and distribution industries.

  Ira M. Lubert has served as a director since November 1996. Since 1991, he has been a managing director of Technology Leaders Management L.P., a venture capital management company which is affiliated with Safeguard Scientifics, Inc. and manages Technology Leaders II L.P. and Technology Leaders II Offshore C.V. See "Security Ownership of Certain Beneficial Owners and Management." Mr. Lubert also serves as a director of National Media Corporation, CompuCom Systems, Inc., and Sanchez Computer Associates, Inc.

  Allan R. Lyons has served as a director since June 1990. Since November 1993, Mr. Lyons has been the Chairman of the Board and Chief Executive Officer of Piaker & Lyons, P.C., Certified Public Accountants, and he served as Executive Vice President prior thereto. Mr. Lyons also serves as a director of Franklin Credit Management Corporation.

  Gerald B. Shreiber has served as a director since December 1994. Mr. Shreiber is the founder of J & J Snack Foods Corp. and has served as its Chairman of the Board, President and Chief Executive Officer since its inception in 1971.

  Richard C. Yancey has served as a director since November 1992. Mr. Yancey had been an investment banker with Dillon, Read & Co. Inc. from 1952 through 1992, holding various positions, including managing director from 1975 to 1990, director from 1990 to 1991, and senior advisor from 1991 through 1992. In addition, Mr. Yancey currently serves as a director of CapMac Holdings, Inc. and eight mutual fund companies of The Composite Group.

                  DIRECTOR MEETINGS AND DIRECTOR COMPENSATION

  The Board of Directors held four meetings during the eleven month period ended December 31, 1996. No director attended fewer than seventy-five percent of the meetings of the Board of Directors or of the committees on which he served.

  The Board of Directors has the authority to establish reasonable compensation of directors for services to the Company. Pursuant to the terms of the 1992 Directors Stock Option Plan (the "Directors Plan"), each eligible non-employee director is entitled to receive an option to purchase 30,000 shares of Common Stock on the date he becomes a director. In addition, each eligible non-employee director is entitled to receive on September 1st of each year: (i) an option to purchase 15,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date the option is granted, exercisable six months after the date of grant; and (ii) an option to purchase 15,000 shares of Common Stock at an exercise price equal to 120% of the fair market value of the Common Stock on the date the option is granted, exercisable on the date of grant.

  At September 1, 1996, no shares were available for grant under the Directors Plan. On January 28, 1997, the shareholders approved an amendment to the Directors Plan increasing the number of shares issuable from 400,000 to 800,000. The options that would have been issued to Mr. Lubert upon his election to the Board, and to Messrs. Lyons, Shreiber and Yancey on September 1, 1996, were issued after the Directors Plan was amended. Accordingly, Mr. Lubert was granted a non-qualified option to purchase 30,000 shares of Common Stock at an exercise price of $3.25 per share. Messrs. Lyons, Shreiber and Yancey were each granted 15,000 non-qualified options at an exercise price of $1.78 per share (fair market value on September 1, 1996) and 15,000 retainer options at an exercise price of $2.14 per share (120% of fair market value on September 1, 1996). All of the options are currently exercisable and expire upon the earlier of ten years from the date of grant or three months from the date the recipient ceases to be a director.

  Messrs. Lyons, Shreiber and Yancey were each paid $2,000 for attending audit committee meeting during 1996.

                     COMMITTEES OF THE BOARD OF DIRECTORS

  The Company's Board of Directors has appointed an Audit Committee and a Compensation Committee. The Company does not have a standing nominating committee of the Board of Directors. The entire Board of Directors performs the function of the nominating committee on an ad hoc basis.

  Audit Committee. The current members of the Audit Committee are Messrs. Lubert, Shreiber and Yancey. The Audit Committee is responsible for making recommendations for the selection of the Company's independent public accountants and reviewing with them the scope, status and results of audit. The Audit Committee also is responsible for reviewing accounting policies and internal control procedures for preparation of financial statements and all potential conflict-of-interest situations resulting from related party transactions. The Audit Committee held four meetings during 1996.

  Compensation Committee. The current members of the Compensation Committee are Messrs. Lubert and Lyons. The Compensation Committee is responsible for recommending remuneration arrangements for senior management and directors, and for adoption of compensation plans in which officers and directors are eligible to participate subject to approval of the entire Board of Directors. The Compensation Committee held two meetings during 1996.

                              EXECUTIVE OFFICERS

  The names of current executive officers of the Company, together with certain biographical information for each of them (other than Messrs. Goldin and White, for whom biographical information is provided above), are set forth below:

              NAME OF EXECUTIVE OFFICER          AGE           POSITION
              -------------------------          ---           --------
      Kenneth Goldin............................  32 Chairman of the Board and
                                                     Chief Executive Officer
      John F. White.............................  51 President and Chief
                                                     Operating Officer,
                                                     Director - Nominee
      Raymond Abrahamsen........................  50 Sr. V.P. Trading Card Sales
                                                     and Marketing and Retail
                                                     Memorabilia
      Kenneth A. Marrama........................  46 V.P. Finance and Treasurer
      Patrick J. Wujcik.........................  35 V.P. Administration,
                                                     Secretary and General
                                                     Counsel

  Raymond Abrahamsen has served as the Company's Senior Vice President of Trading Card Sales and Marketing and Retail Memorabilia since July 1997. From 1993 to June 1997, Mr. Abrahamsen was employed by Fleer Corp. and Fleer/Skybox International in various capacities, most recently as Executive Vice President of the Hobby Division. Previously, Mr. Abrahamsen was employed by Alberto Culver Company, Inc., Church & Dwight Company, Inc., Johnson & Johnson Baby Products Company and Lever Brothers Company, where he directed sales and marketing efforts for a variety of consumer products.

  Kenneth A. Marrama has served as the Company's Vice President of Finance since September 1997. He was Vice President and Chief Financial Officer of Xyan, Inc. from 1996 to 1997, and Senior Vice President and Chief Financial Officer of Jack & Jill Ice Cream Co. from 1991 to 1996. From 1973 to 1991, Mr. Marrama worked at various international accounting firms.

  Patrick J. Wujcik has been employed in the Company's legal department since 1994. Mr. Wujcik has served as corporate secretary since March 1995, as General Counsel since June 1995, and as Vice President of Administration since March 1996. Mr. Wujcik was an associate in the corporate department of Pepper, Hamilton & Scheetz, a law firm based in Philadelphia, PA, prior thereto.

                            EXECUTIVE COMPENSATION

The following table sets forth certain summary information concerning the compensation paid to the Company's Chief Executive Officer and other highly compensated executive officers whose total annual salary and bonus were in excess of $100,000 (collectively, the "Named Executive Officers") for services rendered in all capacities to the Company and its subsidiaries for the eleven-month period ended December 31, 1996 and years ended January 31, 1996 and January 31, 1995:

                          SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM
                                                                    COMPENSATION
                                          ANNUAL COMPENSATION          AWARDS
                                      ----------------------------- ------------
                                                        SECURITIES   ALL OTHER
                                       PERIOD   SALARY  UNDERLYING  COMPENSATION
      NAME & PRINCIPAL POSITION       ENDED (1)   ($)   OPTIONS (#)    ($)(2)
      -------------------------       --------  ------- ----------- ------------
Kenneth Goldin....................... 12/31/96  324,857   176,000      33,450
C.E.O                                 01/31/96  362,407    70,000      67,003
                                      01/31/95  375,822   150,000      39,499
Barry Bookman........................ 12/31/96  122,917    75,000           0
C.O.O.(3)
Michael D. Hoppman................... 12/31/96  103,347    15,000       8,861
V.P. - Finance(4)                     01/31/96  104,429    10,000      10,314
                                      01/31/95  103,608    10,000       8,983

--------
(1) Compensation and awards for the period ended December 31, 1996 reflect an eleven month period commencing February 1, 1996 and ending December 31, 1996. Compensation and awards for the two prior years reflect a twelve month fiscal year commencing February 1st and ending January 31st.
(2) Includes: (a) Company contributions under its profit sharing plan for certain of the Named Executive Officers (Messrs. Goldin $8,346 and Hoppman $4,461); (b) Company payments of certain life insurance premiums (Mr. Goldin $10,884); and (c) car allowances for certain of the Named Executive Officers (Messrs. Goldin $14,220 and Hoppman $4,400).
(3) As of January 1997, Mr. Bookman was no longer an officer or employee of the Company.
(4) As of August 1997, Mr. Hoppman was no longer an officer or employee of the Company.

  The following table sets forth information concerning individual grants of stock options made during the eleven-month period ended December 31, 1996 to each of the Named Executive Officers:

                OPTION GRANTS IN PERIOD ENDED DECEMBER 31, 1996

                                                                 POTENTIAL REALIZABLE
                                                                   VALUE AT ASSUMED
                                                                    ANNUAL RATES OF
                                                               STOCK PRICE APPRECIATION
                    INDIVIDUAL GRANTS                               FOR OPTION TERM
------------------------------------------------------------ -----------------------------
                         NUMBER OF
                         SECURITIES   PERCENTAGE OF
                         UNDERLYING   TOTAL OPTIONS EXERCISE
                          OPTIONS      GRANTED TO   OR BASE
                          GRANTED     EMPLOYEES IN   PRICE   EXPIRATION
          NAME               (#)(1)    FISCAL YEAR   ($/SH)     DATE    5%($)(2) 10%($)(2)
          ----           ----------   ------------- -------- ---------- -------- ---------
Kenneth Goldin..........   26,000(3)       7.0%      $3.63    3/11/01   $120,455 $152,000
Kenneth Goldin..........  100,000(3)      26.0%      $1.82    8/29/01   $232,283 $293,113
Kenneth Goldin..........   50,000(3)      13.0%      $3.00    10/2/01   $191,442 $241,577
Barry Bookman...........   45,000(4)      12.0%      $4.88     5/1/97   $230,868 $242,164
Barry Bookman...........   30,000(4)       8.0%      $1.82     5/1/97   $ 56,429 $ 58,258
Michael Hoppman ........   15,000(5)       4.0%      $2.50    8/21/01   $ 47,861 $ 60,394

--------
(1) The options granted to Messrs. Goldin, Bookman and Hoppman were granted under the Company's 1992 Stock Incentive Plan, with exercise prices equal to the fair market value on the date of grant and a term of five years.
(2) The five percent and ten percent assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future stock price or performance.
(3) The option to purchase 26,000 shares is currently exercisable. One-third of the option to purchase 100,000 shares is currently exercisable, and one-third of the option will become exercisable on August 30, 1998 and 1999, respectively. One-third of the option to purchase 50,000 is currently exercisable, and one-third of the option will become exercisable on October 3, 1998 and 1999, respectively, if certain conditions are met. Effective November 5, 1996, the following options previously granted to Mr. Goldin were cancelled: (i) option to purchase 20,000 shares of Common Stock at an exercise price of $9.13 per share; (ii) option to purchase 41,250 shares of Common Stock at an exercise price of $8.38 per share; and
    (iii) option to purchase 25,000 shares of Common Stock at an exercise price of $5.00 per share.
(4) Mr. Bookman's employment was terminated in January 1997. All of his options were either cancelled or subsequently expired in accordance with their terms.
(5) Mr. Hoppman's employment was terminated in August 1977. His options will expire on November 1, 1997.

  The following table sets forth information concerning the exercise of stock options during the period ended December 31, 1996 by each of the Named Executive Officers and the value of unexercised options held by each of them as of December 31, 1996:

 AGGREGATED OPTION EXERCISES IN PERIOD ENDED DECEMBER 31, 1996 AND PERIOD END
                                 OPTION VALUES

                                                                            VALUE OF
                                                           NUMBER OF      UNEXERCISED
                                                          UNEXERCISED     IN-THE-MONEY
                                                          OPTIONS AT       OPTIONS AT
                                                           12/31/96         12/31/96
                         SHARES ACQUIRED VALUE REALIZED  EXERCISABLE/     EXERCISABLE/
          NAME           ON EXERCISE (#)      ($)        UNEXERCISABLE  UNEXERCISABLE (1)
          ----           --------------- -------------- --------------- ----------------
Kenneth Goldin..........         0              0       249,750/185,000    $0/$12,000
Barry Bookman...........         0              0             0/ 75,000    $0/$ 3,600
Michael D. Hoppman......         0              0        31,333/ 21,667         $0/$0

--------
(1) This amount represents the market value of the underlying securities relating to "in-the-money" options at December 31, 1996 minus the exercise price of such options.

  The following table sets forth information concerning repricings of options held by executive officers of the Company during the last ten completed fiscal years:

                        TEN-YEAR OPTION/SAR REPRICINGS

                                                                                 LENGTH OF
                                  NUMBER OF                                      ORIGINAL
                                 SECURITIES  MARKET PRICE   EXERCISE            OPTION TERM
                                 UNDERLYING  OF STOCK AT    PRICE AT             REMAINING
                                  OPTIONS/     TIME OF      TIME OF      NEW    AT DATE OF
                                    SARS     REPRICING OR REPRICING OR EXERCISE  REPRICING
                                 REPRICED OR  AMENDMENT    AMENDMENT    PRICE       OR
          NAME            DATE   AMENDED (#)     ($)          ($)        ($)     AMENDMENT
          ----           ------- ----------- ------------ ------------ -------- -----------
Kenneth Goldin.......... 9/30/94     *          $4.375       $8.25      $5.00   4.25 years
Kenneth Goldin.......... 10/3/96     **         $ 2.00         **       $3.00       **

 * Effective September 30, 1994, Mr. Goldin's option to purchase 100,000 shares of Common Stock at an exercise price of $8.25 per share, granted on June 10, 1994, was cancelled and replaced by an option to purchase 50,000 shares at an exercise price of $5.00 per share.
** Effective October 3, 1996, Mr. Goldin was granted an option to purchase
   50,000 shares of Common Stock at an exercise price of $3.00 per share. The following options were cancelled: (i) option to purchase 20,000 shares of Common Stock at an exercise price of $9.13 per share (with approximately two years of the original option term remaining at the date of cancellation); (ii) option to purchase 41,250 shares of Common Stock at an exercise price of $8.38 per share (with approximately one year of the original option term remaining at the date of cancellation); and (iii) option to purchase 25,000 shares of Common Stock at an exercise price of $5.00 per share (with approximately three and one-half years of the original option term remaining at the date of cancellation).

EMPLOYMENT AGREEMENTS, COMPENSATORY ARRANGEMENTS

  Effective November 1, 1996, the Company entered into an employment agreement with Kenneth Goldin pursuant to which Mr. Goldin was to receive an annual salary of $375,000 and various benefits, including life and health insurance. Mr. Goldin's employment agreement was subsequently amended and his annual salary was reduced to $250,000. He is also eligible for such bonuses as the Board of Directors may determine. The employment agreement, as amended, will expire on February 19, 1998.

  Effective February 1, 1997, the Company entered into an employment agreement with John F. White which provides for his employment until January 31, 1999. Under the agreement, Mr. White is to receive an annual salary of $210,000 and was granted an option to purchase 200,000 shares of the Company's Common Stock at an exercise price of $2.00 per share under the 1992 Stock Incentive Plan. The agreement also provided for the grant of an option to purchase 50,000 additional shares on each of June 1, 1997 and 1998, various benefits, including health insurance, and bonuses at the discretion of the Board of Directors.

  On April 22, 1996, the Company entered into a two-year employment agreement with Barry Bookman, pursuant to which Mr. Bookman was to receive an annual salary of $200,000. As of January 1997, the employment agreement was terminated and Mr. Bookman is no longer an officer or employee of the Company. All options granted to Mr. Bookman were either terminated or expired in accordance with their terms.

  THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                         COMPENSATION COMMITTEE REPORT

  The Compensation Committee of the Board of Directors (the "Compensation Committee") and the Stock Option Committee of the 1992 Stock Incentive Plan (the "Option Committee") are responsible for determining executive compensation. The Compensation Committee is responsible for making recommendations with respect to matters concerning base salaries and bonus remuneration of executive officers. The Company's executive compensation program is comprised of base salary, annual incentive compensation in the form of cash bonuses, and long-term incentive compensation in the form of stock options. For the eleven-month period ended December 31, 1996, base salaries were determined pursuant to existing employment agreements, bonuses were determined by the Compensation Committee, and stock option awards were determined by the Option Committee.

  Compensation Goal. The goal of the Compensation Committee and Option Committee is to establish and implement an executive compensation program that will attract and retain superior management talent, recognize and reward individual performance and align the financial interests of the executive officers with those of its shareholders and the success of the Company. The committees also consider compensation paid to executive officers by comparable companies.

  Base Salary. In determining the base salary payable to an executive officer (whether by employment agreement or otherwise), the individual's expertise, level of experience and level of responsibility, as well as the impact of such individual on the profitability and future growth of the Company, were considered.

  Annual Incentive Compensation. Each existing employment agreement between the Company and an executive officer provides for bonus compensation to be awarded at the discretion of the Board of Directors. Other executive officers may also be awarded bonus compensation at the Board's discretion. No executive officer received bonus compensation in 1996.

  Long-Term Incentive Compensation. The Company's 1992 Stock Incentive Plan forms the basis of the Company's long-term incentive plan for executive officers and key employees. The specific objective of this plan is to align executive and shareholder long-term interests by creating a direct link between executive pay and shareholder return. The value of the stock options awarded, which is an important component of executive compensation, depends on the success of the Company and the price of its stock. Thus, such awards serve as an incentive to executive officers to put forth their best efforts on the Company's behalf.

  Stock options granted under the 1992 Stock Incentive Plan generally have five-year terms and include certain exercise restrictions and vesting provisions. The exercise prices for options granted pursuant to these plans equal the fair market value of the Company's Common Stock as of the dates of grant. The options are non-transferable, except by will or the laws of descent.

  Chief Executive Officer Compensation. During the eleven month period ended December 31, 1996, Kenneth Goldin received a base salary of $324,857. His employment agreement was approved by the Board of Directors in recognition of the dedication demonstrated by Mr. Goldin in prior years and in anticipation of the effort expected of him during future fiscal years.

  On March 11, 1996, Kenneth Goldin was granted an option to purchase 26,000 shares of the Company's Common Stock at an exercise price of $3.63 per share. The option is currently exercisable. On August 29, 1996, Mr. Goldin was granted an option to purchase 100,000 shares of Common Stock at an exercise price of $1.82 per share. One-third of the option is currently exercisable, and one-third of the option will become exercisable on August 30, 1998 and 1999, respectively. On October 3, 1996, Mr. Goldin was granted an option to purchase 50,000 shares of Common Stock at an exercise price of $3.00 per share. One-third of the option is currently exercisable, and one-third of the option will become exercisable on October 3, 1998 and 1999, respectively, if certain conditions are met. Certain options previously granted to Mr. Goldin were cancelled. See "Ten-Year Option Repricing." The number of options granted is consistent with market practices observed by the Option Committee for chief executive officers of other companies of similar size and industry. The ultimate value of these options will be determined by the actual performance of the Company's stock price.

  Deductibility of Certain Compensation. Section 162(m) of the Internal Revenue Code denies a deduction for certain compensation exceeding $1,000,000 paid to the chief executive officer and four other highest paid executive officers, excluding (among other things) certain performance-based compensation. Through December 31, 1996, this provision has not affected the Company's tax deductions, but the Company will continue to monitor the potential impact of Section 162(m) on the Company's ability to deduct executive compensation.

                            COMPENSATION COMMITTEE

                                ALLAN R. LYONS
                              GERALD B. SHREIBER
                               RICHARD C. YANCEY

                         STOCK PRICE PERFORMANCE GRAPH

  The Securities and Exchange Commission requires a comparison of cumulative total shareholder return for the Company with a relevant broad equity market index and a peer group of publicly-traded companies over a five-year period. Cumulative total shareholder return represents share value appreciation assuming dividend reinvestment. The Common Stock of the Company is traded on The National Association of Securities Dealers Automated Quotation ("NASDAQ") SmallCap Market System. Set forth below is a graph comparing cumulative total shareholder return on the Company's Common Stock with the NASDAQ Stock Market (U.S.) index and a group of companies that the Company selected as a peer group. The criteria applied in selecting peer companies for this purpose consisted of publicly-traded companies that are perceived as competitors of the Company (Marvel Entertainment Group, Inc. and The Topps Company, Inc.) and the publicly-traded companies within the NASDAQ Major Industry Group of Wholesale Trade. The stock price performance shown on the graph is not intended to forecast or be indicative of future price performance.


               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
AMONG SCORE BOARD, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX AND A PEER GROUP

                             [GRAPH APPEAR HERE]

         SCOREBOARD, INC.         PEER GROUP         NASDAQ STOCK MARKET (U.S.)
--------------------------------------------------------------------------------
1/92             100                       100                100
--------------------------------------------------------------------------------
1/93              68                       109                113
--------------------------------------------------------------------------------
1/94              93                       176                130
--------------------------------------------------------------------------------
1/95              26                       137                124
--------------------------------------------------------------------------------
1/96              31                       164                175
--------------------------------------------------------------------------------
12/96             12                       183                215
--------------------------------------------------------------------------------
1/97
--------------------------------------------------------------------------------

* $100 INVESTED ON 1/31/92 IN STOCK OR INDEX -
  INCLUDING REINVESTMENT OF DIVIDENDS.

                              SECURITY OWNERSHIP
                  OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth, as of October 30, 1997, information concerning beneficial ownership of shares of the Company's Common Stock with respect to (i) each person known to the Company to own five percent or more of the outstanding shares of Common Stock, (ii) each director and director-nominee of the Company, (iii) each of the Named Executive Officers and (iv) all directors and officers of the Company as a group.

                              SHARES
                           NAME AND ADDRESS                                                BENEFICIALLY    PERCENT OF
                          OF BENEFICIAL OWNER                                                 OWNED (1)       CLASS
                          -------------------                                              ------------    ----------
DIRECTORS, NOMINEES AND NAMED EXECUTIVE OFFICERS*
Kenneth Goldin............................................................................   1,062,899(2)       7.2%
Barry Bookman.............................................................................       5,000           **
Michael D. Hoppman........................................................................      30,916(3)        **
Ira M. Lubert.............................................................................     272,500(4)       1.9%
Allan R. Lyons............................................................................     246,500(5)       1.7%
Gerald B. Shreiber........................................................................     105,000(6)        **
John F. White.............................................................................      10,000           **
Richard C. Yancey.........................................................................     205,000(7)       1.4%

FIVE PERCENT SHAREHOLDERS
Carole Goldin*............................................................................   1,274,500          8.0%
McCullough Andrews & Cappeillo, Inc.***
 101 California Street, Suite 4250
 San Francisco, CA 94111..................................................................   1,192,000          8.1%
Technology Leaders II Offshore C.V. ("TLO II")
 8000 The Safeguard Building
 435 Dover Park Drive
 Wayne, PA. 19087.........................................................................   1,487,472(8)      10.1%
Technology Leaders II L.P. ("TL II")
 8000 The Safeguard Building
 435 Dover Park Drive
 Wayne, PA 19087 .........................................................................   1,872,528(9)      12.7%
Technology Leaders II Management L.P.
 8000 The Safeguard Building
 435 Dover Park Drive
 Wayne, PA 19087 .........................................................................   3,360,000(10)     22.9%
All Directors and Officers as a Group (12 persons)........................................   1,954,365(11)     13.3%

--------
  * The address for each such person is c/o The Score Board, Inc., 1951 Old Cuthbert Road, Cherry Hill, New Jersey 08034.
 ** Less than one percent.
*** Reflects information set forth on Forms 13F and 13G filed by the holder with the Securities and Exchange Commission.
(1) The securities "beneficially owned" by a person are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission and, accordingly, may include securities owned by or for, among others, the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the right to acquire within sixty days after the date of these proxy materials. The same shares may be beneficially owned by more than one person. Beneficial ownership may be disclaimed as to certain of the securities.

 (2) Includes 235,999 shares of Common Stock issuable upon exercise of currently exercisable stock options.
 (3) Includes 29,666 shares of Common Stock issuable upon exercise of currently exercisable stock options.
 (4) Includes 45,000 shares of Common Stock issuable upon exercise of currently exercisable stock options. Mr. Lubert is one of the general partners of Technology Leaders II Management L.P. (see note 10).
 (5) Includes 165,000 shares of Common Stock issuable upon exercise of currently exercisable stock options, and 73,500 shares which Mr. Lyons has an option to purchase from a third party.
 (6) Includes 105,000 shares of Common Stock issuable upon exercise of currently exercisable stock options.
 (7) Includes 165,000 shares of Common Stock issuable upon exercise of currently exercisable stock options.
 (8) Includes 956,230 shares of Common Stock issuable upon exercise of currently exercisable warrants to purchase Common Stock.
 (9) Includes 1,203,758 shares of Common Stock issuable upon exercise of currently exercisable warrants to purchase Common Stock.
(10) Includes 2,159,988 shares of Common Stock issuable upon exercise of currently exercisable warrants to purchase Common Stock. Technology Leaders II Management L.P. ("TLM II") is the sole general partner of TL
     II and co-general partner of TLO II. TL II and TLO II are venture capital funds which are required by their governing documents to make all investment, voting and disposition actions in tandem. TLM II has sole authority and responsibility for all investment, voting and disposition decisions for TL II and TLO II, which powers are exercised through its eleven-person executive committee, by whose decisions the general partner has agreed to be bound. As a result of TLM II's investment control over all of the Company's Common Stock held by TL II and TLO II, TLM II may be deemed to beneficially own all of the shares beneficially owned by TL II and TLO II. TLM II disclaims beneficial ownership of all such shares except to the extent of its proportionate pecuniary interest therein.
(11) Includes 760,890 shares of Common Stock issuable upon exercise of stock options and 73,500 shares subject to Mr. Lyons' option (see note 6).

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the directors and certain officers of the Company, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of such Common Stock. Such directors, officers and more than ten percent shareholders are required by regulation to furnish the Company with copies of all Section 16(a) reports which they file. Mr. Goldin did not timely file a Form 5 reporting the cancellation of certain options in October 1996. See "Ten-Year Option/SAR Repricings."

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  In June 1994, the Company received proceeds of approximately $2,000,000 from a key man life insurance policy on the life of Paul Goldin, the Company's former Chairman of the Board, Chief Executive Officer and President. In accordance with Mr. Goldin's employment agreement, the Company is required to pay approximately $900,000 to Mr. Goldin's estate. During 1996, $220,000 was paid, and the amount payable to Mr. Goldin's estate as of December 31, 1996 was $248,000.

  On November 6, 1996, the Company issued 1,600,000 shares of its Common Stock at $2.49 per share and warrants to acquire 2,720,000 shares of its Common Stock at $3.07 per share to purchasers led by TL II and TLO II. TL II and TLO II have the right to name a director of the Company pursuant to the related securities purchase agreement, and have designated Ira M. Lubert as their nominee. Effective as of October 17, 1997, and in consideration of TL II's and TLO II's commitment to make certain loans to, or an equity investment in, the Company, the Company agreed to amend the purchase price of the warrants from $3.07 to $1.00.

  John F. White is Chairman of The Outsourcing Partnership, L..L.C. ("Outsourcing"), a firm specializing in the outsourcing of internal auditing, due diligence and information technology. The Company currently utilizes Outsourcing for its information technology and human resources functions. Since December 1996, the Company has paid Outsourcing approximately $117,000 for these services. Mr. White does not receive any salary or other remuneration for services from Outsourcing.

                             SHAREHOLDER PROPOSALS

  Shareholder proposals for the 1998 Annual Meeting must be submitted to the Company by March 31, 1998 to receive consideration for inclusion in the Company's Proxy Statement.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  The accounting firm of Arthur Andersen LLP acted as the Company's independent public accountants for the eleven-month period ended December 31, 1996 and has been selected by the Board of Directors to serve as the Company's independent public accounts for the year ending December 31, 1997. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting and to have the opportunity to make a statement, if he desires to do so, and is expected to be available to respond to appropriate questions.

  On November 8, 1995, the Company dismissed BDO Seidman LLP ("BDO") as the Company's independent public accountants and auditors, a capacity in which that firm has served for several years, and selected Arthur Andersen LLP to replace BDO in this role. The decision to change the Company's accountants and auditors was approved by the Company's full Board of Directors.

  During the fiscal years 1994 and 1995 and the subsequent period through November 8, 1995, the date on which BDO was dismissed as the Company's independent public accountants and auditors, there were no disagreements between the Company and BDO on any matter relating to accounting principals or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to BDO's satisfaction, would have caused them to make reference in connection with their reports to the subject matter of the disagreement. In addition, BDO's reports on the Company's financial statements for fiscal years 1994 and 1995 contained no adverse opinions or disclaimers of opinion, nor were such reports qualified as to uncertainty, audit scope or accounting principles.

  The Company authorized BDO to respond fully to the inquiries of Arthur Andersen LLP. The Company also provided BDO with a copy of the disclosures contained in the Form 8-K filed with the Securities and Exchange Commission on November 15, 1995 in connection with BDO's dismissal, and BDO furnished the Company with a letter addressed to the Securities and Exchange Commission stating that it agreed with the statements made by the Company therein.

  On November 10, 1995, the Company appointed the accounting firm of Arthur Andersen LLP as the Company's independent public accountants and auditors.

                             FINANCIAL STATEMENTS

  Consolidated financial statements of the Company and its subsidiaries are contained in the Company's Annual Report on Form 10-K for the eleven month period ended December 31, 1996, which is being delivered to you herewith.

                                 OTHER MATTERS

  The Board of Directors is not currently aware of any other matter to be transacted at the Annual Meeting. If, however, such other matters come before the meeting, it is the intention of the persons named in the proxy to vote on any such matters in accordance with the recommendation of the Board of Directors.

  Shareholders are urged to sign the enclosed proxy, which is solicited on behalf of the Board of Directors, and return it in the enclosed envelope.

  EACH PERSON SOLICITED HEREUNDER CAN OBTAIN AN ADDITIONAL COPY OF THE COMPANY'S ANNUAL REPORT AND FORM 10-K, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, FOR THE ELEVEN MONTH PERIOD ENDED DECEMBER 31, 1996, WITHOUT CHARGE BY SENDING WRITTEN REQUEST TO THE SCORE BOARD, INC., 1951 OLD CUTHBERT ROAD, CHERRY HILL, NEW JERSEY 08034, ATTENTION PATRICK J. WUJCIK, SECRETARY.

                                          By Order of the Board of Directors

                                          Patrick J. Wujcik
                                          Secretary

                             THE SCORE BOARD, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                               DECEMBER 10, 1997

   The undersigned hereby appoints Allan R. Lyons and John F. White, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of capital stock of The Score Board, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Shareholders (the "Meeting") to be held at The Mansion at Main Street, Plaza 3000, Kresson and Evesham Roads, Voorhees, New Jersey 08043 on December 10, 1997 at 1:30 p.m. and at any and all adjournments and postponements thereof.

1. The election as directors of all nominees listed below (except as marked to the contrary)
                         [_] FOR      [_] VOTE WITHHELD
   INSTRUCTION: TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE
                IN THAT NOMINEE'S NAME BELOW.
   KENNETH GOLDIN           GERALD B. SHREIBER         IRA M. LUBERT
   JOHN F. WHITE            ALLAN R. LYONS             RICHARD C. YANCEY

   In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof.

   THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES LISTED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEE LISTED ABOVE.
                 (Continued and to be SIGNED on Reverse Side)

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  Should the undersigned be present and choose to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Company's Secretary at the Meeting of the shareholder's decision to terminate this proxy, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of the Company or by duly executing a proxy bearing a later date.

  The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of notice of the Meeting, a Proxy Statement and an Annual Report to Shareholders.

                                       Dated: __________________________ , 1997
                                               (Please date this Proxy)

                                       ----------------------------------------
                                               Signature of Shareholder

                                       ----------------------------------------
                                               Signature of Shareholder

                                       Please sign exactly as your name(s)
                                       appear(s) to the left. When signing as
                                       attorney, executor, administrator,
                                       trustee or guardian, please give your
                                       full title. If shares are held jointly,
                                       each holder should sign.

                             THE SCORE BOARD, INC.
                            1951 OLD CUTHBERT ROAD
                         CHERRY HILL, NEW JERSEY 08034

                               ----------------

                         SUPPLEMENT TO PROXY STATEMENT

                               ----------------

TO OUR SHAREHOLDERS:

  On November 14, 1997, The Score Board, Inc. (the "Company") announced that Kenneth Goldin, Chairman of the Board and Chief Executive Officer, had given the Company notice of his intention to resign as Chief Executive Officer. The last day of his employment has not yet been determined, but is expected to be on or before February 19, 1998.

  Mr. Goldin will continue to serve the Company as its Chairman and will stand for election as a director at the Company's Annual Meeting of Shareholders on December 10, 1997. See "Election of Directors" beginning on page 2 of the enclosed Proxy Statement.

                                          By Order of the Board of Directors,

                                          Patrick J Wujcik,
                                          Secretary

November 14, 1997